SUB ITEM 77Q1(a)

Appendix A, dated June 21, 2011 to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration Statemen t of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Secu rities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated June 24, 2011, to the Amended and Restated Declaration of Tr ust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effecti ve Amendment No. 80 to the Registration Statement for MFS Series Trust X (File N os. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Suc h document is incorporated herein by reference.